CONFIDENTIAL AND LEGALLY PRIVILEGED

                              EMPLOYMENT AGREEMENT

                                     between

                                DIGITEC 2000 INC.

                                       and

                              CHARLES NELSON GARBER

                              EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT, effective as of the 8th day of June, 1998, by and between DIGITEC 2000 INC., a Nevada corporation having its principal place of business at 8 West 38th Street, New York, New York 10018 (the "Corporation") and CHARLES NELSON GARBER, an individual residing at 26 Murray Hill Square, New Providence, New Jersey 07974 (the "Executive"),

                                WITNESSETH THAT:

            WHEREAS, the parties desire to provide for a comprehensive employment agreement pursuant to which the terms and conditions of the Executive's employment would be set forth; and

            NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree;

ARTICLE I. Term and Duties

      Section 1.1 Term. The Corporation hereby agrees to employ the Executive as Vice President and Chief Financial Officer of the Corporation and the Executive hereby agrees to serve in such capacity, upon the terms and conditions herein contained. The initial term of this Agreement is for a period (the "Initial Term") commencing as of the date first above written (the "Effective Date") and continuing until June 30, 2000. Thereafter, this Agreement shall be renewed automatically for one additional year on each June 30 (the Initial Term, as so extended, the "Active Employment Period") unless (i) the Board of Directors of the Corporation (the "Board") or the President of the Corporation gives written notice to the Executive at least three
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months prior to any such renewal date or (ii) this Agreement otherwise has been terminated in accordance with its provisions.

      Section 1.2 Duties. As Vice President and Chief Financial Officer of the Corporation, the Executive shall have and perform those duties on behalf of the Corporation which are required by its By-Laws and the directives of the Board, committees thereof or the President and which are reasonable and customary for an individual holding such offices to perform, such duties to include, without limitation, all of the following:

            (a) Being responsible for developing, subject to approval by the Board and the President, overall financial strategy and planning;

            (b) Developing the basic financial objectives, policies, and operating procedures of the business and submitting them to the President for approval;

            (c) Implementing the financial plans and policies adopted by the Board or the President through Executive's personal efforts and through his delegation of the performance of duties to subordinate employees of the Corporation and to other persons or companies;

            (d) Interpreting organizational policies and supervising the administration thereof by subordinates and reviewing and approving proposed internal policies of subordinate units;

            (e) Supervising and directing the Corporation's financial reporting and accounting functions; and

            (f) Preparing and presenting operating and capital expenditure budgets for review and approval by the Board.


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

The duties of the Executive may be changed from time-to-time by the mutual consent of the Executive and the Corporation without terminating this Agreement and, in such event, the employment of the Executive shall continue under this Agreement as so modified.

ARTICLE II. Compensation

      Section 2.1 Basic Compensation

            (a) During the Active Employment Period, the Corporation shall pay to the Executive an annual base salary (which shall accrue proportionately from day to day) of $162,500 payable in equal semi-monthly installments on the same dates the other officers of the Corporation are paid. The Executive's base annual salary shall be adjusted to $212,500 concurrently with the adjustment of the base annual salary of the President of the Corporation by $5,000 or more. The Executive's base annual salary payable pursuant to this Section 2.1 (including any increases thereof pursuant to Section 2.1(b)) is hereinafter referred to as the Executive's "Basic Compensation."

            (b) The Corporation and the Executive acknowledge that the Compensation Committee shall, from time to time, but no less frequently than annually, review the Executive's Basic Compensation and may increase (but in no event decrease) such compensation by such amounts as the Compensation Committee deems proper. The criteria which the Compensation Committee may take into consideration in providing for any such increases are the basic compensation payable to the individuals holding like offices of comparable telecommunications companies, the scope of the Executive's duties, the Executive's experience, ability and performance, the success achieved by the Corporation, the total economic return to the


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

Corporation's shareholders, increases in the cost of living, and such other criteria as the Compensation Committee may deem relevant.

      Section 2.2 Signing Bonus. Simultaneously with Executive's commencement of employment hereunder, he shall receive a $25,000 bonus.

      Section 2.3 Annual Bonus. In addition to Basic Compensation, the Executive shall receive such annual bonuses as shall be awarded to him by the Compensation Committee based upon his performance and the Corporation's performance. Each such annual bonus shall be paid within a reasonable time after the end of the fiscal year for which the annual bonus is awarded, unless the Executive shall elect to defer the receipt of such annual bonus.

      Section 2.4 Stock Options. Concurrent with the Executive's commencing employment hereunder the Executive shall be granted options for a term of ten years from commencement of employment hereunder to purchase 150,000 shares of the Corporation's Common Stock, $.001 par value per share, at the closing price per share of the Common Stock on the Effective Date, pursuant to the Corporation's Stock Compensation Plan (the "Stock Compensation Plan"), vesting 50,000 shares upon the Effective Date and the remainder to vest quarterly over the initial two year term of this Agreement.

      Section 2.5 Incentive, Savings and Retirement Plans. During the Active Employment Period, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Corporation.

      Section 2.6 Welfare Benefit Plans. During the Active Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in


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

and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Corporation (including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Corporation.

      Section 2.7 Expenses. During the Active Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Corporation as in effect generally with respect to other executives of the Corporation.

      Section 2.8 Vacation. During the Active Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Corporation as in effect generally with respect to other executives of the Corporation.

      Section 2.9 Total Compensation. The Executive's "Total Compensation" means the total of (i) Basic Compensation, including amounts the Executive has electively deferred under an arrangement qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), to any cafeteria plan under Section 125 of the Code or otherwise, plus (ii) an amount equal to the aggregate cash amounts paid to the Executive in respect of bonuses over the three most recent fiscal years of the Corporation divided by three.


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ARTICLE III. Termination of Employment

      Section 3.1 Events of Termination

            (a) Death. The Executives's employment shall terminate automatically upon the Executive's death.

            (b) Without Cause. Notwithstanding any other provision hereunder, the Corporation shall have the right to terminate the Executive's employment hereunder without "Cause" (as defined in Section 3.1(c)) at any time during the Active Employment Period for any reason in the sole discretion of the Corporation upon not less than ninety (90) days' prior written notice to the Executive.

            (c) Cause. The Corporation may terminate the Executive's employment during the Active Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) The continued failure of the Executive to perform the Executive's duties with the Corporation (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the President, which demand shall identify the manner in which he believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) The engaging by the Executive in illegal conduct or gross misconduct in connection with the performance of his duties hereunder which is injurious to the Corporation.

            (d) Retirement. The Executive may terminate his employment by reasons of "Retirement" at the end of the fiscal year of the Corporation in which the Executive attains the


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age of 65 or such later date as the Board shall set with the consent of the
Executive (the "Retirement Effective Date").

            (e) Voluntary Termination. The Executive shall have the right at any time after the Effective Date to voluntarily terminate his employment by the Corporation (a "Voluntary Termination") for any reason in the sole discretion of the Executive by not less than thirty (30) days' prior written notice to the Corporation; provided however, a termination without Cause, by reason of Death, Disability or Retirement shall not be treated for any purpose hereunder as a Voluntary Termination.

            (f) Good Reason. The Executive may terminate his employment for "Good Reason" if the Corporation shall relocate its principal place of business more than fifty miles from Executive's residence as set forth above and the Executive is required to work full time at such new location.

      Section 3.2 Termination Procedures and Certain Definitions

            (a) Notice of Termination. Any termination by the Corporation for Cause, without Cause or by the Executive in a Voluntary Termination, Good Reason or Retirement, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 5.7 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or the Corporation to set


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forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Executive or the Corporation, respectively, hereunder or preclude the Executive or the Corporation, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Corporation's rights hereunder. The Executive's continued employment with the Corporation after a Notice of Termination is provided shall not constitute consent to, or a waiver of any rights with respect to, any circumstance constituting Good Reason hereunder.

            (b) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Corporation for Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Corporation other than for Cause, the date on which the Corporation notifies the Executive of such termination, (iii) if the Executive terminates his employment in a Voluntary Termination, the date not less than thirty (30) days after the date on which the Executive notifies the Corporation of such termination and (iv) if the Executive's employment is terminated by reason of death, Good Reason or Retirement, death of the Executive, the date designated by the Corporation with ten days of receipt of Executive's Notice of Good Reason or the Retirement Effective Date, as the case may be. In the case of a Voluntary Termination, the Corporation shall have the option, exercisable by written notice to the Executive within ten (10) days after the Executive's Notice of Termination is provided to the Corporation, to designate any date prior to the expiration of the aforesaid notice as the date on which the Executive shall cease to be an officer of the Corporation, and the effective date of termination hereunder shall be any earlier date so designated by the Corporation.


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

      Section 3.3 Obligations of the Corporation on Termination

            (a) Termination Upon Death or Without Cause or for Good Reason.

                  If the Executive's employment is terminated upon his death or for Good Reason or without Cause:

                  (i) In general.

                  The Corporation shall immediately pay the Executive in cash the amount of Basic Compensation previously earned but not yet paid.

                  (ii) Severance benefits.

                        (1) All stock options and awards of restricted common stock of the Executive under the Stock Compensation Plan, which have not already vested, shall immediately vest and all performance shares and other awards under the Stock Compensation Plan and other compensatory plans, programs or arrangements, if any, shall vest and be paid in full, computed on the assumption that 100% (or, if greater, the maximum percentage) of the targeted level of Corporation's or the Executive's performance has been met, using the Date of Termination as the valuation date;

                        (2) Except as otherwise determined by the Executive, the period during which any stock options granted to the Executive under the Stock Compensation Plan may be exercised shall be extended for an additional six months following the end of the exercise period otherwise applicable to such options;

                        (3) The Executive shall continue to participate in all the Executive welfare benefit plans, including health and medical plans, for 18 months after


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termination upon payment to the Company of reimbursement of COBRA continuation payments to maintain medical and dental insurance coverage and be entitled to the use of one or more executive out-placement services, designated by the Executive and paid for by the Corporation; and

                        (4) The Corporation shall pay the Executive in a lump sum a "Severance Benefit" in cash equal to one (1) times the Executive's Total Compensation as of the time of such termination. Such payment shall be made within thirty (30) days following said termination. In the event of the Executive's death, any amounts payable under this Agreement shall be paid to the beneficiary (or beneficiaries) designated by the Executive and in such amounts or proportions as the Executive shall so designate. If no beneficiary is designated by the Executive or if none shall survive the Executive, then any amounts payable under this Agreement shall be paid to the Executive's surviving spouse, if any, or, if no such surviving spouse exists, to the Executive's estate.

            (b) Voluntary Termination, Termination for Cause or Expiration of Active Employment Period

                  In case of a Voluntary Termination, a termination for Cause or the expiration of the Initial Term or any extension thereof without renewal of this Agreement, the Executive shall be entitled to his Basic Compensation accrued to the Date of Termination and any benefits or awards vested prior to such date, including, without limitation, his right to exercise any vested stock options. Except as otherwise provided in this Agreement or under any employee benefit plan maintained by the Corporation, the Corporation shall have no further obligations to the Executive.


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

            (c) Retirement.

                  (i) Upon the Retirement of the Executive, the Executive shall receive the payments set forth in Sections 3.3(a)(i), 3.3(a)(ii)(1), (2) and
(3). In addition, the Executive shall receive all retirement benefits he is eligible to receive under the Corporation's employee benefit plans, subject to the terms and conditions of such plans.

                  (ii) The Executive shall have the right in his sole discretion after his Retirement to engage in regular employment (whether as an employee of another entity or as a self-employed person) and shall have no obligation to perform further services for the Corporation.

ARTICLE IV. Noncompetition

      Section 4.1 Confidential Information. In the Executive's position of responsibility with the Corporation he has access to, and familiarity with, all of the business methods and confidential information of the Corporation and its affiliates, including, but not limited to, its sales and promotion techniques and information, its service and organizational techniques, carrier and platform agreements or arrangements and distribution agreements and arrangements. Therefore, in order to protect the business and good will of the Corporation, the Executive shall be bound by the following provisions for the periods prescribed below.

      Section 4.2 Noncompetition. During the Active Employment Period, the Executive shall not, without the prior written consent of the Corporation, directly or indirectly engage in, or assist or have an active interest in (whether as proprietor, partner, investor, shareholder, officer, director or any type of principal whatsoever; provided that ownership of not more than 2% of the


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

outstanding stock of a corporation traded on a national securities exchange or quoted on NASDAQ shall not of itself be viewed as assisting or having an active interest), or be employed by, or act as an agent for, advisor or consultant to, any person, firm, partnership, association, corporation or business organization, entity or enterprise that is, or is about to become, directly or indirectly engaged in any business that competes substantially with, or is substantially similar to, any business or proposed business of the Corporation or any subsidiary or affiliate of the Corporation, provided that the restrictions set forth in this Section 4.2 shall not apply to any geographical area in which the Corporation or a subsidiary or affiliate of the Corporation has not conducted any business, or has not had any business in the planning or development stage, within one year prior to the date of the Executive's activities otherwise referred to in this Section 4.2. Nothing in this Section
4.2 shall prohibit Executive from obtaining new employment or entering into any new business relationship following this termination of this Agreement in accordance with its terms.

      Section 4.3 Corporate Opportunity. Except as to such actions within the ordinary course of the Executive's employment by the Corporation which the Executive in good faith believes to be in the best interests of the Corporation, the Executive shall not at any time during his Active Employment Period, without the prior written consent of the Corporation: (i) request or advise any supplier, or other person, firm, partnership, association, corporation or business organization, entity or enterprise having business dealings with the Corporation or any subsidiary or affiliate of the Corporation to withdraw, curtail or cancel such business dealings; or (ii) disclose to any competitor or potential competitor of the Corporation or any subsidiary or affiliate of the Corporation any trade secret, know-how or knowledge relating to costs, products, equipment,


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merchandising and marketing methods, business plans, or research results used by, or useful to, the Corporation or any subsidiary or affiliate of the Corporation; or (iii) induce or attempt to influence any executive of the Corporation or any subsidiary or affiliate of the Corporation to terminate, or in any way violate the terms of, his or her employment.

ARTICLE V. Miscellaneous

      Section 5.1 Enforceability.

            If the scope of any provision of this Agreement is too broad to permit enforcement of such provision to its fullest extent, then such provision shall be enforced to the maximum extent permitted by applicable law, and, if necessary, the scope of any such provision may be judicially modified (to the extent necessary in any proceeding brought to enforce such provision) and thereafter fully enforced.

      Section 5.2 Remedies

            The parties acknowledge that the remedy at law for any breach of any of a party's obligations hereunder would be inadequate and consent to the granting of temporary and permanent injunctive relief in any proceeding brought to enforce any of such provisions without the necessity of proof of actual damages; provided, however, that the foregoing shall not be construed to limit any other right or remedy available to the Corporation or the Executive at law or in equity, and all such rights and remedies shall be cumulative to the extent permitted by applicable law, and the exercise of any one or more of such rights or remedies shall be without prejudice to the exercise of any other such right or remedy.


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

      Section 5.3 Assignment by the Executive; Successors

            (a) This Agreement is personal to the Executive and without the prior written consent of the Corporation shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            (b) Except as is otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and upon the Executive, his spouse, heirs, executors and administrators, provided, however, that the obligations of the Executive hereunder shall not be delegated.

            (c) The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. As used in this Agreement, "Corporation" shall mean Corporation as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

      Section 5.4 Waiver

            Failure of either party hereto to insist upon strict compliance by the other party with any term, covenant or condition hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment or failure to insist upon strict compliance of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.


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

      Section 5.5 Notice

            Any notice required or desired to be given pursuant to this Agreement shall be sufficient if in writing sent by registered or certified mail to the addresses hereinafter set forth above or to such other address as any party hereto may designate in writing, transmitted by hand delivery or by registered or certified mail to the other; provided, the failure by the Executive to observe the notice provisions hereof shall not in any way limit, reduce or effect the Executive's rights and benefits hereunder.

      Section 5.6 Applicable Law

            This Agreement shall be governed by the laws of the State of New York, without regard to New York choice of law provisions.

      Section 5.7 Arbitration.

            Any dispute between the parties concerning the meaning or intent of this Agreement, or any of its terms, shall be submitted to arbitration in New York, New York to the American Arbitration Association in accordance with its rules then in effect. The arbitration determination shall be final and binding. Judgment upon any arbitration award may be entered in any court pf competent jurisdiction.

      Section 5.8 Taxes

            The Corporation may deduct from all amounts paid under this Agreement all federal, state, local and other taxes required by law to be withheld with respect to such payments.

      Section 5.9 Entire Agreement

            The parties hereto agree that this Agreement (together with, to the extent benefits or rights are otherwise affected by this Agreement, any employee benefit plan maintained or


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sponsored by the Corporation) contains the entire understanding and agreement between them and supersedes all previous agreements and arrangements, if any, relating to the employment of the Executive. This Agreement shall not be amended, modified or supplemented in any respect except by an agreement in writing signed by the Executive and the Corporation.

            IN WITNESS WHEREOF, the Corporation and the Executive have duly executed this Agreement as of the day and the year first above written.

                                        DIGITEC 2000, INC.


                                        By: /s/ Frank Magliato
                                           -----------------------------------
                                           Name: Frank Magliato
                                           Title: President

                                        EXECUTIVE


                                        /s/ Charles Nelson Garber
                                        --------------------------------------
                                        Charles Nelson Garber


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                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I. Term and Duties................................................. -1-

      Section 1.1 Term..................................................... -1-
      Section 1.2 Duties................................................... -2-

ARTICLE II. Compensation................................................... -3-

      Section 2.1 Basic Compensation....................................... -3-
      Section 2.2 Signing Bonus............................................ -4-
      Section 2.3 Annual Bonus............................................. -4-
      Section 2.4 Stock Options............................................ -4-
      Section 2.5 Incentive, Savings and Retirement Plans.................. -4-
      Section 2.6 Welfare Benefit Plans.................................... -4-
      Section 2.7 Expenses................................................. -5-
      Section 2.8 Vacation................................................. -5-
      Section 2.9 Total Compensation....................................... -5-

ARTICLE III. Termination of Employment..................................... -6-

      Section 3.1 Events of Termination.................................... -6-
      Section 3.2 Termination Procedures and Certain Definitions........... -7-
      Section 3.3 Obligations of the Corporation on Termination............ -9-

ARTICLE IV. Noncompetition................................................ -11-

      Section 4.1 Confidential Information................................ -11-
      Section 4.2 Noncompetition.......................................... -11-
      Section 4.3 Corporate Opportunity................................... -12-

ARTICLE V. Miscellaneous.................................................. -13-

      Section 5.1 Enforceability.......................................... -13-
      Section 5.2 Remedies................................................ -13-
      Section 5.3 Assignment by the Executive; Successors................. -14-
      Section 5.4 Waiver.................................................. -14-
      Section 5.5 Notice.................................................. -15-
      Section 5.6 Applicable Law.......................................... -15-
      Section 5.7 Arbitration............................................. -15-
      Section 5.8 Taxes................................................... -15-
      Section 5.9 Entire Agreement........................................ -15-


                                       (i)